                                                                    EXHIBIT 10.5


                           ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (the "Agreement") dated as of August 12, 1998 by and among Telemundo Group, Inc., a Delaware corporation ("TGI") and Telemundo Network Inc., a Delaware corporation ("TNI" and, together with TGI, "Sellers") and Telemundo Network Group LLC, a limited liability company organized under the laws of Delaware ("Purchaser").

          This Agreement sets forth the terms and conditions upon which Sellers will sell to Purchaser, and Purchaser will purchase from Sellers, certain property, assets, rights and obligations of Sellers as hereinafter set forth.

          In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

          1.1  PURCHASE AND SALE OF ASSETS.  Subject to the terms and conditions
               ---------------------------
of this Agreement, at the Closing (as defined in Section 1.7), Sellers shall sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Sellers, as hereinafter provided, the Acquired Assets (as defined in Section 1.2), and will assume the Assumed Liabilities (as defined in Section 1.4).

          1.2  ACQUIRED ASSETS.  The term "Acquired Assets" shall mean all of
               ---------------
Sellers' right, title and interest in all of the properties, assets, rights and entitlements of whatever kind, character, description and nature, whether real or personal, tangible or intangible of Sellers primarily used in the operation of the network programming, production and affiliate operations, network advertising sales and network marketing operations (the "Network") of Sellers as currently conducted by Sellers (other than the Excluded Assets (as such term is defined below)) as the same shall exist at the Closing, including, without limitation:

               (a) all books of account, general, financial, accounting and personnel records, files and other records primarily used in connection with the operation of the Network;

               (b) all contracts, leases for real and personal property and other agreements primarily used in connection with the operation of the Network, including, without limitation, those set forth on Schedule 1.2(b), and certain contracts, leases and agreements which are partially used by the Network and expressly set forth on Schedule 1.2(b);

               (c) all tangible assets and properties primarily used in connection with the Network, of every kind and description, including, without limitation, vehicles, machinery, equipment, tools, furniture, and fixtures owned or leased by Sellers in connection with the operation of the Network and those set forth on Schedule 1.2(c); provided, however, that the parties hereto acknowledge and agree that Schedule 1.2(c) was prepared at the request of Purchaser and that Sellers have not independently verified the accuracy or completeness of Schedule 1.2(c) or the existence or non-existence of any items reflected thereon and that such schedule is subject to further modification pursuant to Section 4.10 hereof;

               (d) the name "Telemundo" and all similar variants, and all trade names, trademarks, copyrights, service marks, and logos, registered and unregistered, used or held for use primarily in connection with the operation of the Network, including, without limitation, those set forth on Schedule 1.2(d) (the "Intellectual Property Assets");

               (e) all network film rights, if any, that Sellers have with respect to those items listed on Schedule 1.2(e) hereto;

               (f) all of the outstanding shares of common stock of Telemundo Studios Mexico, S.A. de C.V., a Mexico corporation ("TSM"), held by TNI and;

               (g) all other personal property and intangible property or technology of Sellers primarily used in the operation of the Network.

          1.3  EXCLUDED ASSETS.  The parties to this Agreement expressly
               ---------------
understand and agree that Sellers are not selling, conveying, assigning, transferring or delivering to Purchaser the following assets, rights and properties, which shall be specifically excluded from the transactions contemplated by this Agreement (the "Excluded Assets"):

               (a) cash and all accounts receivable recorded on either Seller's books and records prior to Closing in accordance with generally accepted accounting principles and in a manner consistent with Sellers' past practices (the "Sellers' Accounts Receivable") (and Purchaser shall provide to Sellers as soon as practicable after the Closing but in any event no later than 15 days after the Closing a listing as of the date of Closing of the Sellers' Accounts Receivable, which listing shall be subject to Sellers' reasonable approval);

               (b) all minute books, stock ledgers, stock transfer books and similar corporate records of Sellers (other than those related to TSM);

               (c) all accounts receivable recorded on TSM's books and records prior to Closing in accordance with generally accepted accounting principles and in a manner consistent with Sellers' past practices (the "TSM Accounts Receivable" and together with the Sellers' Accounts Receivable, the "Accounts Receivable") (and Purchaser shall provide to Sellers as soon as practicable after the Closing but in any event no later than 15 days after the Closing a listing as of the date of Closing of the TSM Accounts Receivable, which listing shall be subject to Sellers' reasonable approval); and

               (d) all other assets of Sellers which are not primarily used in connection with the operation of the Network, including, without limitation, those assets listed on Schedule 1.3(d) and prepaid expenses which do not relate to the Network.

          1.4  ASSUMPTION OF LIABILITIES.  Upon the terms and subject to the
               -------------------------
conditions of this Agreement, in reliance on the representations, warranties and agreements of Sellers contained herein, and in consideration of the sale of the Acquired Assets referred to in Section 1.2 hereof, Purchaser shall on the date of the Closing, without any further responsibility or liability of Sellers or each of their past and present affiliates and their successors and assigns and each of their officers, directors, employees and agents, shareholders, partners, principals, directors and members (the "Seller Representatives"), absolutely and irrevocably assume and be solely liable and responsible for only those specific obligations and liabilities of Sellers arising from and in connection with the Acquired Assets or the operation of the Network or of TSM from and after the date of Closing, and the liabilities and obligations set forth on Schedule 1.4 hereto and no others, (the "Assumed Liabilities").

          It is not the intention of either Purchaser or Sellers that the assumption by Purchaser of the Assumed Liabilities shall in any way enlarge the rights of third persons under any agreements or arrangements with Purchaser or Sellers. Nothing contained herein shall in any way prevent Purchaser from contesting in good faith any of the Assumed Liabilities with any third person obligee; provided that no contestation shall relieve Purchaser of its obligations hereunder to Sellers with respect thereto.

          Sellers acknowledge and agree that the only liabilities of Sellers assumed by Purchaser are the Assumed Liabilities and that all other liabilities of Sellers and TSM are not being assumed by Purchaser and are being retained as a liability of Sellers, regardless of any limitation, qualifications or disclosure that may be made in any representations or warranties herein with respect to the subject matter of such liabilities and any liens, claims, charges or encumbrances of any kind for taxes or other governmental claims existing at the date of Closing (the "Retained Liabilities").

          1.5  RIGHTS OF ENFORCEMENT AND SETTLEMENT.  From and after the
               ------------------------------------
Closing, Purchaser shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto, and Sellers shall have complete control over the payment, settlement or other disposition of the Retained Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. The parties hereto shall each notify the other promptly of any claim made to Sellers with respect to any such Assumed Liability or to Purchaser with respect to any such Retained Liability, as the case may be, and the other shall not, except with the prior written consent of the other party or parties, which may not unreasonably be withheld by the other party or parties, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to, any such Assumed Liability or Retained Liability, as the case may be. Sellers shall cooperate, at Purchaser's expense, with Purchaser in any reasonable manner requested by Purchaser in connection with any negotiations or proceedings involving any Assumed Liabilities. Purchaser shall cooperate, at Sellers' expense, with Sellers in any reasonable manner requested by Sellers in connection with any negotiations or proceedings involving any Retained Liabilities.

          1.6  CONSIDERATION.  In consideration of the sale of the Acquired
               -------------
Assets, at the Closing Purchaser will assume the Assumed Liabilities and shall deliver, upon the terms and subject to the conditions set forth below, the sum of $73,964,898.24 (the "Consideration"). Payment of the Consideration shall be made on the date of Closing by wire transfer of immediately available funds to an account of Sellers at a bank or banks specified by Sellers.

          1.7  CLOSING.  The closing of the transactions contemplated by this
               -------
Agreement will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, as of the date hereof (the "Closing").

               (a) At the Closing, Sellers will deliver to Purchaser (i) a duly executed counterpart of a Bill of Sale in the form annexed hereto as Exhibit A,
(ii) a duly executed counterpart of an Instrument of Assignment and Assumption in the form annexed hereto as Exhibit B (the "Assumption Agreement"), (iii) a duly executed counterpart of each Intellectual Property Assets Assignment, (iv) copies of all consents received in connection with the assignment of the Acquired Assets, (v) copies of all lien termination documents or documents terminating other security interests with respect to the Acquired Assets, (vi) a duly executed counterpart of the Sharing Agreement (as defined in Section 4.8) and (vii) all other previously undelivered documents required hereunder to be delivered by Sellers to Purchaser at or prior to the Closing in connection with the transactions contemplated by this Agreement.

               (b) At the Closing, Purchaser will deliver to Sellers (i) a duly executed counterpart of a Bill of Sale in the form annexed hereto as Exhibit A,
(ii) a duly executed counterpart of the Assumption Agreement, (iii) a duly executed counterpart of each Intellectual Property Assets Assignment, (iv) a duly executed counterpart of the Sharing Agreement, and (v) all other previously undelivered documents required hereunder to be delivered by Purchaser to Sellers at or prior to the Closing in connection with the transactions contemplated by this Agreement.

          1.8  ADJUSTMENTS AND PRORATIONS.
               --------------------------

               (a) The following matters and items, in each case to the extent related to the Network and to the extent such amounts are Assumed Liabilities shall be apportioned between the parties hereto or, where applicable, credited in total to a particular party, as of 11:59P.M. of the day immediately preceding the date of the Closing (the "Cut-Off Time"):

                         (i) Rents, common area charges, fees and other amounts payable under the leases listed on Schedule 1.2(b) and taxes and fees, including, without limitation, real estate taxes to the extent not prepaid and to the extent payable pursuant to or as required by such leases, personal property, business, occupation, sales and gross revenue taxes, and other similar taxes, if any (based on the most current available information), and water and sewer charges shall be prorated as of the Cut-Off Time based on the benefit received or to be received by Sellers and Purchaser, respectively.

                              (ii)  Telephone contracts and contracts for the
     supply of heat, steam, electricity, gas, lighting and any other service to the extent not prepaid shall be prorated as of the Cut-Off Time on the basis of the most recent utility bills.

                              (iii) Such other items as are provided for in this
     Agreement or as are normally prorated and adjusted in the sale of a business similar to the Network, including, without limitation, amounts payable to the extent not pre paid under the contracts and other agreements listed on Schedule 1.2(b) (other than those contracts and agreements which are third party license agreements or internal production agreements as contemplated by Section 1 of Schedule 1.4) shall be prorated as of the Cut-Off Time.

               (b) Purchaser and Sellers shall account and pay for the foregoing, and any other applicable prorations and allocations as soon as practicable after the Closing. The prorations, allocations, adjustments and other accountings required under this Agreement shall be made by authorized representatives of Sellers and Purchaser, with each party to bear its own costs and expenses in connection therewith.


                                  ARTICLE II


                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers, jointly and severally, represent and warrant to Purchaser as follows:

          2.1  CORPORATE ORGANIZATION. Each Seller is a corporation duly
               ----------------------
organized, validly existing and in good standing under the laws of Delaware and each Seller has the corporate power and authority to own the Acquired Assets and to carry on its business as currently conducted related thereto. Each Seller is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or business of either Seller and its subsidiaries taken as a whole.

          2.2  AUTHORIZATION. Each Seller has the corporate power and authority
               -------------
to enter into this Agreement, the Assumption Agreement and the Sharing Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller. Each of this Agreement and the Assumption Agreement has been duly executed and delivered by each Seller and constitutes a valid and binding agreement of each of them enforceable against each of them in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          2.3  NO VIOLATION. Subject to Section 4.2 hereof and except as set
               ------------
forth in Schedule 2.3, neither the execution and delivery of this Agreement nor the consumm ation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation or Bylaws or similar governing documents of either Seller, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon the Acquired Assets, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority; except in each case where such result would not have a material adverse effect on the transactions contemplated hereby.

          2.4  TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in
               ---------------------------------
Schedule 2.4 and except for real property or personal property of which either Seller is a lessee, Sellers have good and valid title to all personal property included in the Acquired Assets free and clear of all mortgages, liens, encumbrances, charges, claims or security interests of any nature whatsoever, other than (i) imperfections of title, if any, that do not materially detract from the value of the property subject thereto, or materially interfere with the manner in which it is currently being used by the Network, or materially impair the operations of the Network taken as a whole, and (ii) liens relating to taxes and general or special assessments which are not delinquent or which can be paid without penalty or which are being contested in good faith by appropriate proceedings and which if resolved adversely would not have a material adverse effect on the Network taken as a whole (collectively, "Liens"). Immediately after the Closing, Purchaser will have good and valid title to all the personal property included in the Acquired Assets, other than leased real and personal property, free and clear of all Liens.

          2.5  ASSETS NECESSARY TO THE OPERATION OF THE NETWORK. The Acquired
               ------------------------------------------------
Assets and Shared Assets (as defined in Section 4.8) include all of the assets reasonably necessary to carry on the operation of the Network as presently conducted.

          2.6  TRADEMARKS. Sellers own or possess the Intellectual Property
               ----------
Assets and Sellers are unaware of any assertion or claim challenging the validity of any of the foregoing. To the best knowledge of Sellers, there are no infringements of any proprietary rights owned by or licensed by or to Sellers. There are, and immediately after the Closing will be, no contractual restrictions or limitations on Purchaser's right to use the name and mark "Telemundo" in the conduct of the operation of the Network as presently carried on by Sellers other than as contemplated by that certain Affiliation Agreement by and between Purchaser and TGI dated as of August 12, 1998 (the "Affiliation Agreement"). Immediately after the Closing, Purchaser will own all of the Intellectual Property Assets free from any Liens other than the Affiliation Agreement, subject to any notices or transfer filings or registrations.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                   PURCHASER

          Purchaser represents and warrants to Sellers as follows:

          3.1  CORPORATE ORGANIZATION. Purchaser is a limited liability company
               ----------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2  AUTHORIZATION. Purchaser has the power and authority to enter
               -------------
into this Agreement, the Assumption Agreement and the Sharing Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Assumption Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action of Purchaser. Each of this Agreement and the Assumption Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser, enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          3.3  NO VIOLATION.  Neither the execution and delivery of this
               ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the operating agreement and other governing limited liability company documents of Purchaser or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance, any agreement or commitment to which Purchaser is a party or by which Purchaser is bound, or to which the property of Purchaser is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority; except in each case where such result would not have a material adverse effect on the transactions contemplated hereby.


                                  ARTICLE IV

                                   COVENANTS
                                   ---------

          4.1  FURTHER ASSURANCES.
               ------------------

               (a) After the Closing, Purchaser and Sellers shall each from time to time, at the request of the other party, execute and deliver such other instruments of conveyance and transfer and take such other actions as may be reasonably necessary as mutually determined by the parties hereto, in order to more effectively consummate the transactions contemplated hereby and to vest in Purchaser good and valid title to the Acquired Assets free and clear of all Liens and transfer of all of the assets which, together with the Shared Assets under the Service Agreement, will be all of the assets reasonably necessary to carry on the operation of the Network as presently conducted by Sellers.

               (b) After the Closing, Purchaser and Sellers shall each from time to time take such actions as may be reasonably necessary as mutually determined by the parties hereto in order to more effectively consummate the transactions contemplated hereby and to include in the Shared Assets those assets necessary to the operation of the

Network as presently conducted or to Sellers' respective businesses as presently conducted.

               (c) After the Closing, Purchaser shall make available to Sellers, upon written request and at no charge to Sellers, access to any of Purchaser's personnel previously in Sellers' employ whose assistance or participation is reasonably required by Sellers in anticipation of, or preparation for, existing or future litigation, the collection of Accounts Receivable, for insurance matters, for the preparation of tax returns or audits or the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment or for other matters in which Sellers or any of their affiliates are involved and which is related to the Network.

               (d) After the Closing, Sellers shall make available to Purchaser, upon written request and at no charge to Purchaser, access to any of Sellers' personnel whose assistance or participation is reasonably required to assist in the transfer of the operations of the Network to Purchaser; provided that the access to such employees shall not interfere with such employees' discharge of their duties and responsibilities to Sellers.

               (e) After the Closing, Sellers shall promptly forward or cause to be forwarded to Purchaser, in exactly the form received, any cash, checks, documents or other materials received by Sellers in respect of the Acquired Assets or the Assumed Liabilities, and Purchaser shall promptly forward or cause to be forwarded to Sellers, in exactly the form received, any cash, checks, documents or other materials received by Purchaser in respect of the Excluded Assets or the Retained Liabilities, including, but not limited to, any payments in whatever form received, which relate to Accounts Receivable.

          4.2  PERFORMANCE OF CONTRACTS. In the event and to the extent that the
               ------------------------
consent to the assignment to Purchaser of any of the contracts, leases or agreements listed on Schedule 1.2(b) has not been obtained as of the date of Closing or a contract or agreement is not able to be assigned pursuant to this Agreement, such contract, lease or agreement shall not be assigned hereunder at the Closing and: (i) Sellers agree to continue to be, or to cause their respective affiliates to continue to be, bound thereunder in accordance with its terms and (ii) Purchaser agrees, at the request of Sellers, to perform and discharge fully all of the obligations of Sellers and their respective affiliates thereunder from and after the date of Closing, and shall indemnify Sellers for any and all actions, suits, proceedings, claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), attributable to any failures on the part of Purchaser in connection with such performance; provided, however, that Sellers shall not alter, modify or extend the terms and conditions of such contracts or agreements or leases without Purchaser's prior written consent and at the request of, the sole expense of, and for the account of, Purchaser, Sellers shall take all reasonable actions to protect their rights thereunder. Sellers shall, without further consideration therefor, pay, assign and remit to Purchaser promptly all monies, rights and other considerations received or obtained, or which may be received or obtained by Sellers in respect of such performance so long as Purchaser cooperates fully with Sellers in such arrangements and promptly reimburses Sellers for all reasonable payments made by Sellers in connection therewith. Sellers shall use their good faith efforts, and Purchaser shall cooperate fully with Sellers, to obtain all necessary consents; provided, however, that Sellers shall not be obligated to pay any consideration therefor to the third party from whom such consent is requested. If and when any such consent shall be obtained or such contract or agreement or lease shall otherwise become assignable, without the payment of any further consideration therefor, Sellers shall promptly assign all of their rights and obligations thereunder to Purchaser and Purchaser shall assume such rights and obligations.

          4.3  PUBLICITY.  The parties hereto agree that no public release or
               ---------
announcement announcing or describing the material terms of the transactions contemplated hereby shall be issued by any party without the prior consent (which consent shall not be unreasonably withheld) of each of the other parties, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, provided that in connection therewith, prior written notice thereof is provided to the other parties hereto.

          4.4  CONFIDENTIALITY. The parties agree that any "Confidential
               ---------------
Information" (as defined below) shall be kept confidential and that no party will, without the prior written consent of the other party, disclose any Confidential Information to any third party in any manner whatsoever, in whole or in part, except (i) that a party may disclose Confidential Information to its directors, officers, employees and representatives who need to know such information for the purposes of operating the business of such party (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and shall be requested by such party to treat such information confidentially), (ii) any disclosure of such Confidential Information may be disclosed if all other parties consent in advance in writing, and (iii) any of such Confidential Information may be disclosed if a party is required to disclose it by legal or administrative process or for other appropriate legal reasons (in which case, such party shall provide the other parties with prompt written prior notice of any such requirement and shall cooperate with the other parties in seeking a protective order or other remedy to avoid such disclosure). The term "Confidential Information" means all information not available to the general public or that is otherwise confidential or proprietary in nature, except such information that (i) is or becomes publicly available other than as a result of disclosure by a party or its directors, officers, employees or representatives or (ii) is or becomes known or available to a non-confidential source who is not, to the recipient's knowledge after reasonable inquiry, prohibited from transmitting the information by a contractual, legal, fiduciary or other obligation.

          4.5  EMPLOYEE AND LABOR MATTERS.
               --------------------------

               (a) On the date of the Closing, Purchaser shall offer employment to those employees of Sellers whose names are set forth on Schedule 4.5 hereto (the "Employees") at the same level of base compensation and benefits provided by Sellers in effect immediately prior to the Closing. Sellers shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any Employee for wages, benefits and salaries arising for the period prior to and including the Closing. Purchaser shall assume liability for all wages, benefits and salaries of Employees for the period from and after the Closing.

               (b) Effective as of the Closing Purchaser shall establish, or become a participating employer in, "employee welfare benefit plans" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Welfare Plans"), which offer the same level of benefits provided by Sellers to the Employees immediately prior to the Closing. Purchaser shall cause all Employees to become participants effective as of the Closing in the Welfare Plans sponsored by Purchaser or in which Purchaser is a participating employer. With respect to each Welfare Plan in which Purchaser is a participating employer, Purchaser will waive pre-existing condition exclusions in compliance with applicable provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and ERISA. Purchaser will ensure that all Employees of Sellers who participated in Sellers' Welfare Plans immediately prior to the Closing will be covered by the Purchaser's Welfare Plans as of the Closing. Purchaser will provide credit under its Welfare Plans and policies to Employees for service with Sellers for all purposes for which such service was recognized by Sellers, provided that such service credit shall not be required to the extent that it would result in duplication of benefits in respect of the same period of service. Employees' medical expenses incurred prior to Closing shall be taken into account in satisfying deductible and out-of-pocket limitations for the year in which the Closing occurs under the Purchaser's Welfare Plans. Sellers will retain all liabilities accrued prior to the date of Closing under the Sellers' Welfare Plans. Purchaser will assume all liabilities accrued from and after the date of the Closing under the Purchaser's Welfare Plans.

               (c) Effective as of the Closing, Purchaser shall establish, or become a participating employer in, a qualified 401(k) savings plan (the "Purchaser 401(k) Plan"), and Employees who participate in the Telemundo Group, Inc. Retirement and Savings Plan (the "Telemundo 401(k) Plan") shall be permitted to participate in the Purchaser 401(k) Plan and shall have recognized by the Purchaser 401(k) Plan prior service with Sellers. Purchaser and Sellers agree that, as soon as practicable after the Closing, Purchaser and Sellers shall cause the trustees of their respective plans to effect a plan-to-plan transfer of assets and liabilities with respect to the Employees' accounts (including outstanding participant loans) from the Telemundo 401(k) Plan to the Purchaser 401(k) Plan.

          4.6  TAX ALLOCATION.  The parties agree to work together as soon as
               --------------
practicable after the Closing to allocate the Purchase Price among the Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder. Purchaser shall deliver to Sellers a copy of Purchaser's Form 8594 at least 30 days prior to the filing thereof.

          4.7  ACCESS TO BOOKS AND RECORDS.  Purchaser and Sellers shall grant
               ---------------------------
to each other access to the books, records, papers and documents relating to the Network, (i) in the case of Purchaser, included in the Acquired Assets, and (ii) in the cases of Sellers, not included in the Acquired Assets which relate to the operation of the Network (the "Records"). Such access shall be given upon the reasonable request of the requesting party during normal business hours and upon five business days prior notice. Each party shall maintain in the Records in its possession for a period of four years from and after the date of Closing, and each shall first offer to the other such of the Records as it may hereafter desire to dispose of or destroy at least 30 days prior to initiating any disposition or destruction whether prior to or following the aforementioned four-year period.

          4.8  SHARING AGREEMENT.  Concurrently with the Closing, the parties
               -----------------
will enter into a mutually acceptable Services and Facilities Agreement (Short
Form) (the "Sharing Agreement") pursuant to which they will share certain facilities, equipment, and administrative services (the "Shared Assets"), the cost of which will be allocated between the parties.

          4.9  INTERCOMPANY ACCOUNTS CANCELLED.  Effective as of the Closing,
               -------------------------------
Purchaser and Sellers shall cancel, without any payment therefor, all of Seller's intercompany accounts payable and receivable between Purchaser and Sellers and Purchaser and Sellers hereby release one another from any and all further obligations or liabilities with respect thereto. Any amounts payable or receivable from Purchaser, its members and their respective affiliates or Station Partners, LLC, or its members and their respective affiliates shall not be deemed to be intercompany accounts, shall not be cancelled and shall remain in full force and effect and shall be payable in accordance with the payment terms specified therein.

          4.10 FINALIZATION OF SCHEDULE 1.2(C). The parties acknowledge that
               -------------------------------
Schedule 1.2(c) is only a preliminary listing and that it is expected that certain adjustments will be made thereto. Accordingly, the parties agree to work together in good faith to mutually agree as promptly as practicable after Closing (but in any event no later than 90 days after Closing), as to what assets would be properly included in a final Schedule 1.2(c). Purchaser, on the one hand, and Sellers, on the other, will take all actions in accordance with
Section 4.1 to properly transfer the assets to reflect a final Schedule 1.2(c).

          4.11 RELEASE OF SELLERS. Purchaser shall use its best efforts to
               ------------------
obtain, as soon as practicable after the Closing, the unconditional release of Sellers' obligations with respect to each of the agreements and instruments set forth on Schedule 4.11 hereto. To the extent Sellers are not relieved from their obligations, Purchaser shall indemnify and hold harmless Sellers and their respective Seller Representatives from and after the date of Closing against and in respect of any and all Damages that Seller or their respective Seller Representatives shall incur or suffer which arise out of, result from or relate to or otherwise in respect of either Seller's obligations with respect to each of the agreements and instruments set forth on Schedule 4.11 hereto.

                                   ARTICLE V

                                INDEMNIFICATION

          5.1  INDEMNITIES BY SELLERS. Sellers, jointly and severally, shall
               ----------------------
indemnify, defend and hold harmless Purchaser, its past and present affiliates and their successors and assigns and each of their respective officers, directors, employees and agents, shareholders, partners, principals, directors and members (collectively, the "Purchaser Representatives") against and in respect of any and all Damages that Purchaser or the Purchaser Representatives shall incur or suffer which arise out of, result from or relate to or otherwise in respect of (i) the Retained Liabilities or
(ii) any breach of any covenant of Sellers' contained in this Agreement.

          5.2  INDEMNITIES BY PURCHASER. Purchaser shall indemnify, defend and
               ------------------------
hold harmless Sellers and each of their Seller Representatives in respect of any and all Damages that Sellers or their respective Seller Representatives shall incur or suffer which arise out of, result from or relate to or otherwise in respect of (i) the Assumed Liabilities or (ii) any breach of any covenant of Purchaser contained in this Agreement.

          5.3  NOTICE OF INDEMNIFYING PARTY. If any party (the "Indemnitee")
               ----------------------------
receives notice of any claim, assertion or other commencement of any action or proceeding or becomes aware of any matter with respect to which the other party is obligated to provide indemnification (the "Indemnifying Party") pursuant to
Section 5.1 or 5.2, the Indemnitee shall promptly give the Indemnifying Party written notice thereof. Failure to give such notice shall not affect a party's right to be indemnified hereunder; provided, however, that the Indemnifying Party's liability hereunder shall be limited to that which would have existed had prompt notice been given, and the Indemnitee shall be solely responsible for, and shall indemnify the Indemnifying Party from, such increased liability, if any, as shall have been occasioned by its failure to provide the Indemnifying Party with prompt notice. The Indemnifying Party shall defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In such event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. The Indemnitee may participate in the defense of such asserted liability at its own expense; provided, however, that if the Indemnitee elects not to participate in such defense, the Indemnifying Party shall keep the Indemnitee fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party does not notify the Indemnitee within thirty (30) days, or within such shorter response period as is required to avoid prejudice to the ability to defend against such claim, assertion, action or proceeding, after receipt of Indemnitee's notice of an action or proceeding that the Indemnifying Party intends to assume the defense of such claim, action, assertion or proceeding, then the Indemnitee may defend such claim, action, assertion or proceeding at the Indemnifying Party's sole expense. The Indemnifying Party shall have the right to compromise any action or suit provided that it shall not effect a settlement of any action or claim without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld and shall include an unconditional release of the Indemnitee for any claim, action, assertion or proceeding. If the Indemnifying Party is defending any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.

                                  ARTICLE VI
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          6.1  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The
               ----------------------------------------------
representations and warranties made herein shall terminate at the Closing.

          6.2  AMENDMENT AND MODIFICATION.  This Agreement may not be amended
               --------------------------
except by an instrument in writing signed on behalf of all the parties.

          6.3  WAIVER OF COMPLIANCE. At any time prior to the Closing, the
               --------------------
parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements contained herein unless waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          6.4  EXPENSES; TRANSFER TAXES.  The parties to this Agreement shall
               ------------------------
each pay their own expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. To the extent any cash taxes are payable as a result of the transactions contemplated by this Agreement, the parties agree to work together to minimize the impact. Purchaser shall pay and/or reimburse Sellers for all sales, use, value added, documentary stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees (collectively, "Transfer Taxes") arising out of or in connection with the transactions contemplated hereby. Sellers shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes, provided, however, that Purchaser shall be permitted to prepare any such tax returns that are the primary responsibility of Purchaser under applicable law. Purchaser's preparation of any such tax returns shall be subject to Sellers' approval, which approval shall not be unreasonably withheld.

          6.5  BULK SALES LAWS.  Purchaser and Sellers hereby waive compliance
               ---------------
with the provisions of any applicable statutes relating to bulk transfers or bulk sales.

          6.6  NOTICES.  All notices and other communications among the parties
               -------
shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) one business day after delivery to a reputable overnight courier service (i.e., Federal Express), postage pre-paid, or (iii) delivered by facsimile and promptly confirmed by telephone and by deliver of a copy in person or overnight as aforesaid, in each case with postage prepaid, addressed as follows:

               (a)  If to Sellers to:

               Telemundo Group, Inc.
               2290 West 8th Avenue
               Hialeah, Florida  33010
               Facsimile: (305) 889-7980
               Attention: General Counsel

               with a courtesy copy to (which shall not constitute notice):

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               590 Madison Avenue
               New York, New York  10022
               Facsimile:  (212) 872-1002
               Attention:  Patrick J. Dooley

or to such other person or address as Sellers shall furnish to Purchaser in writing.

               (b)  If to Purchaser, to:

               Telemundo Network Group LLC
               2290 West 8th Avenue
               Hialeah, Florida  33010
               Facsimile:  (305) 889-7980
               Attention:  General Counsel

               with a courtesy copy to (which shall not constitute notice):

               Troop, Steuber, Pasich, Reddick & Tobey LLP
               2029 Century Park East
               Twenty-Fourth Floor
               Los Angeles, California  90067
               Facsimile:  (310) 728-2204

               Attention:  C.N. Franklin Reddick, III

or to such other person or address as Purchaser shall furnish to Sellers in writing.

          6.7  ASSIGNMENT.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that no assignment permitted by this Agreement shall relieve the assigning party from its obligations hereunder.

          6.8  GOVERNING LAW.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG
               -------------
THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          6.9  COUNTERPARTS.  This Agreement may be executed simultaneously
               ------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.10 HEADINGS.  The headings of the Sections and Articles of this
               --------
Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          6.11 ENTIRE AGREEMENT.  This Agreement, including the Exhibits hereto,
               ----------------
the Schedules and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

          6.12 THIRD PARTIES.  Nothing herein expressed or implied is intended
               -------------
or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          6.13 VALIDITY. The invalidity or unenforceability of any provision
               --------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           TELEMUNDO GROUP, INC.


                           By: /s/ Osvaldo F. Torres
                              ----------------------------------------------
                              Name: Osvaldo F. Torres
                              Title: Vice President, General Counsel and
                                     Secretary

                           TELMUNDO NETWORK, INC.


                           By: /s/ Osvaldo F. Torres
                               ---------------------------------------------
                               Name: Osvaldo F. Torres
                               Title:

                           TELEMUNDO NETWORK GROUP LLC

                            by SPE MUNDO INVESTMENT INC.
                            its Managing Member


                           By: /s/ Leah Weil
                               ---------------------------------------------
                               Name: Leah Weil
                               Title:  Assistant Secretary